Contains Confidential Business Information VIA ELECTRONIC MAIL Victor Rivera vicrivera@me.com Dear Vic: As discussed, your employment with Theseus Pharmaceuticals, Inc. (the “Company”) will terminate on November 9, 2023. A copy of your Separation and Release Agreement is enclosed with this letter. Please note that the termination of your employment is an “Involuntary Termination”, which qualifies you for certain “Severance Benefits” as set forth in your Offer Letter. While the Company’s proposed transaction does not meet the criteria for a “Change in Control” under the terms of your Offer Letter, the Company is pleased to provide you with Severance Benefits beyond those set forth in Section 5(a)(i) of your Offer Letter as a recognition of your contributions to the Company. Specifically, in addition to those benefits set forth in Sections 5(a)(i) and 5(b) of your Offer Letter, you will receive your annual target bonus, prorated through your last day, as well as acceleration of your equity awards that would have vested over the twelve (12) period from your last day. Thank you for all you have done at the Company, and we wish you continued success. [Signature Page to Follow]

Regards, Theseus Pharmaceuticals, Inc. By: /s/ Brad Dahms Brad Dahms CFO

VIA ELECTRONIC MAIL Victor Rivera vicrivera@me.com Re: Separation and Release Agreement Dear Vic: The purpose of this Separation and Release Agreement (the “Agreement”) is to confirm the terms regarding your separation of employment from Theseus Pharmaceuticals, Inc. (“Theseus” or the “Company”). As more fully set forth below, the Company desires to provide you with separation benefits in exchange for certain agreements by you. This Agreement shall become effective on the 8th day following your acceptance of it, as provided below (the “Effective Date”). 1. Separation of Employment. You acknowledge that your employment with the Company shall terminate effective November 9, 2023 (the “Separation Date”). You acknowledge that from and after the Separation Date, you shall not have any authority to and shall not represent yourself as an employee or agent of the Company. Between now and the Separation Date, as a condition of the Separation Benefits (defined below) you agree to (i) remain an employee with the Company in good standing, (ii) transition any of your responsibility areas and related activities, contacts, and action items to the appropriate Theseus team members, and (iii) transition any Company documents, work product, notes or other information in your possession and/or stored on any personal device to Company devices and to the appropriate Theseus team members. On the Separation Date, the Company will provide you with your final paycheck, which will include all non-severance related salary and/or wages owed to you for work performed through the Separation Date. 2. Separation Benefits. In exchange for the mutual covenants set forth in this Agreement, and your non-revocation of this Agreement (as defined in Section 7, herein), the Company agrees to provide you with the following: (a) Payment equivalent to nine (9) months (the “Severance Period”) of your gross base salary, and your annual target bonus prorated through your Separation Date, less all applicable federal, state, local and other employment-related deductions (the “Separation Pay”). The salary portion of your Separation Pay will be paid in accordance with the Company’s normal payroll practices during the Severance Period, and the prorated bonus portion of the Separation Pay will be paid as a lump sum. You acknowledge and agree that you will only receive the Separation Pay in exchange for your execution of this Agreement. (b) By law, and regardless of whether you sign this Agreement, you will have the right to continue your medical, dental and vision insurance pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). The COBRA qualifying event shall be deemed to have occurred on the Separation Date. Upon completion of the appropriate COBRA forms and your execution of this Agreement, and subject to all the requirements of COBRA, you (and your covered dependents, if applicable) will be allowed to continue participation in the Company’s health, dental and vision insurance plans. The Company will continue to pay its portion of the premium costs of coverage through the Severance Period in accordance with the terms of your Offer Letter (the Company’s payment of such portion of the premium costs, “Separation Benefits”). If eligible, after the expiration of the Severance Period you may continue to participate in the Company’s health, dental and vision insurance plans by paying the full COBRA premium for such coverage. All other employee benefits shall cease as of the Separation Date. (c) On your Separation Date, you will become fully vested in any and all equity awards that would have vested during the twelve (12) month period from your Separation Date (“Equity Acceleration”). You acknowledge and agree that you will only receive the Equity Acceleration in exchange for your execution of this Agreement. The Separation Pay, Separation Benefits, and Equity Acceleration shall hereinafter be referred to as the “Consideration.” 3. No Additional Amounts Owing. You acknowledge and agree that, as of the signing of this Agreement, the Consideration provided in this Agreement is not otherwise due or owing to you under any Company employment agreement (oral or written) or Company policy or practice, and that the Consideration to be provided to you is not intended to, and shall not constitute, a severance plan, and shall confer no benefit on anyone other than the parties hereto. You further acknowledge and agree that, as of the signing of this Agreement and except for the specific financial Consideration set forth in this Agreement, you have been paid and provided all wages, bonuses, vacation pay, holiday pay, paid time off, equity, and any other form of compensation that may be due to you now in connection with your employment with or separation from the Company or any of its affiliates or subsidiaries. You further acknowledge and agree that you shall no longer be eligible or entitled to participate in or receive benefits under any Company-provided or sponsored benefit plan, program, or practice, and that all such benefits shall cease as of the Separation Date.

4. Additional Covenants by You. You expressly acknowledge and agree to the following: (d) that, on or within three (3) business days of the Separation Date, you shall return to the Company all Company documents, property and equipment, including, but not limited to, building, office and worksite access cards or keys, corporate credit cards, Company-provided laptop computer and accessories, PDAs, any software, hardware, equipment, documents, electronic data or files, or any copies thereof, and any documents (and copies thereof) that are the property of Company vendors, partners, clients or customers, and that such property shall be returned in good working condition; (e) that all information relating in any way to the negotiation of this Agreement, including the terms and amount of financial consideration provided for in this Agreement, shall be held strictly confidential by you and shall not be publicized or disclosed to any person (other than an immediate family member, legal counsel or financial advisor; provided, that any such individual to whom disclosure is made agrees to be bound by these confidentiality obligations), business entity or government agency (except as mandated by state or federal law); (f) that (i) you are bound by certain post-employment restrictive covenants and other obligations pursuant to the Proprietary Information and Inventions Agreement between you and the Company dated May 31, 2018 (the “PIIA”), (ii) you shall honor and abide by the terms of the PIIA, which shall survive the termination of your employment with the Company, and (iii) you will abide by any and all common law and/or statutory obligations relating to protection and non-disclosure of the Company’s trade secrets and/or confidential and proprietary documents and information; (g) that you will not publish or communicate in any way any information or opinions intended to damage the business or personal reputations of the Company, provided, however, that nothing herein shall restrict you from making truthful statements in connection with a legal proceeding; and (h) that the breach of any of the foregoing covenants by you shall constitute a material breach of this Agreement and shall relieve the Company of any further obligations hereunder and, in addition to any other legal or equitable remedy available to the Company, shall entitle the Company to recover any Consideration already provided to you pursuant to Section 2 of this Agreement. Notwithstanding the foregoing, nothing in this Section 4 shall limit or otherwise restrict your right to discuss the terms and conditions of your employment with the Company in connection with an investigation and/or action pending before the National Labor Relations Board, or to otherwise engage in protected concerted activity under Section 7 of the National Labor Relations Act. 5. Cooperation. During the period with which you are receiving Consideration, you agree to make yourself reasonably available to answer questions and provide information about any matters relating to your work for the Company. You also agree that at any time following the Separation Date, you shall cooperate fully with the Company in connection with any matter or event relating to your employment or events that occurred during your employment, including, without limitation, in the defense or prosecution of any claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Company, including any claims or actions against its affiliates and its and their officers and employees. Your cooperation in connection with such matters, actions and claims shall include, without limitation, being available, upon reasonable notice to meet with the Company regarding matters in which you have been involved, and any contract matters or audits; to prepare for, attend and participate in any proceeding (including, without limitation, depositions, consultation, discovery or trial); to provide affidavits; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness in connection with any litigation or other legal proceeding affecting the Company. You further agree that should you be contacted (directly or indirectly) by any person or entity (for example, by any party representing an individual or entity) adverse to the Company, you shall promptly notify the Company’s outside legal counsel, Goodwin Proctor LLP, at rpuopolo@goodwinlaw.com. 6. Release of Claims. You hereby agree that by signing this Agreement and accepting the Consideration to be provided to you, and other good and valuable consideration provided for in this Agreement, you are waiving and releasing your right to assert any form of legal claim against the Company3/ whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the Effective Date. Your waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as “Claims”) against the Company seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against the Company, for any alleged action, inaction or circumstance existing or arising through the Separation Date. 3/ For the purposes of this Section 7, the parties agree that the term “Company” shall include Theseus Pharmaceuticals, Inc., as well as its affiliates, parents and subsidiaries, and its and their respective officers, directors, members, managers, shareholders, unitholders, employees, attorneys, agents and assigns.

Without limiting the foregoing general waiver and release, you specifically waive and release the Company from any Claim arising from or related to your employment relationship with the Company or the termination thereof, including, without limitation: • Claims under any Massachusetts (or any other state) or federal statute, regulation or executive order (as amended through the Effective Date) relating to employment, discrimination, fair employment practices, or other terms and conditions of employment, including but not limited to the Age Discrimination in Employment Act and Older Workers Benefit Protection Act (29 U.S.C. § 621 et seq.), the Civil Rights Acts of 1866 and 1871 and Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991 (42 U.S.C. § 2000e et seq.), the Equal Pay Act (29 U.S.C. § 201 et seq.), the Genetic Information Non-Discrimination Act (42 U.S.C. §2000ff et seq.), the Uniformed Services Employment and Reemployment Rights Act of 1994 (38 U.S.C. § 4301 et seq.), the Equal Pay Act (29 U.S.C. § 201 et seq.), the Lily Ledbetter Fair Pay Act, the Americans with Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), the Rehabilitation Act of 1973, the Massachusetts Fair Employment Practices Statute (M.G.L. c. 151B §§ 1 et seq.), the Massachusetts Equal Rights Act (M.G.L. c. 93 §102), the Massachusetts Civil Rights Act (M.G.L. c. 12 §§ 11H & 11I), the Massachusetts Privacy Statute (M.G.L. c. 214 § 1B), the Massachusetts Sexual Harassment Statute (M.G.L. c. 214 § 1C and any similar Massachusetts or other state or federal statute. • Claims under any Massachusetts (or any other state) or federal statute, regulation or executive order (as amended through the Effective Date) relating to leaves of absence, layoffs or reductions-in-force, wages, hours, or other terms and conditions of employment, including but not limited to the Fair Labor Standards Act (29 U.S.C. § 201 et seq.), the National Labor Relations Act (29 U.S.C. § 151 et seq.), the Family and Medical Leave Act (29 U.S.C. §2601 et seq.), the Employee Retirement Income Security Act of 1974 (29 U.S.C. § 1000 et seq.), COBRA (29 U.S.C. § 1161 et seq.), the Families First Coronavirus Response Act (Public Law No: 116-127, as amended and corrected), the Coronavirus Aid, Relief, and Economic Security Act (Public Law No: 116-136), the Worker Adjustment and Retraining Notification Act (29 U.S.C. § 2101 et seq.), the Massachusetts Wage Act (M.G.L. c. 149 §§ 148 et. seq.), the Massachusetts Minimum Fair Wages Act (M.G.L. c. 151 §§ 1 et. seq.), the Massachusetts Equal Pay Act (M.G.L. c. 149 § 105A) ; and any similar Massachusetts or other state or federal statute. Please note that this section specifically includes a waiver and release of Claims that you have or may have regarding payments or amounts covered by the Massachusetts Wage Act, the Massachusetts Minimum Fair Wages Act (including, for instance, hourly wages, salary, overtime, minimum wages, commissions, vacation pay, holiday pay, sick leave pay, dismissal pay, bonus pay or severance pay), as well as Claims for retaliation under the

Massachusetts Wage Act or the Massachusetts Minimum Fair Wages Act. • Claims under any Massachusetts (or any other state) or federal common law theory, including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence or any claim to attorneys’ fees under any applicable statute or common law theory of recovery. • Claims under any Massachusetts (or any other state) or federal statute, regulation or executive order (as amended through the Effective Date) relating to whistleblower protections, violation of public policy, or any other form of retaliation or wrongful termination, including but not limited to the Sarbanes-Oxley Act of 2002 and any similar Massachusetts or other state or federal statute. • Claims under any Company compensation, employment, benefit, stock, stock option, incentive compensation, bonus, carried interest, restricted stock, and/or equity plan, program, policy, practice or agreement. • Any other Claim arising under other local, state or federal law. You explicitly acknowledge that because you are over forty (40) years of age, you have specific rights under the ADEA, which prohibits discrimination on the basis of age, and that the releases set forth in this Section 6 are intended to release any right that you may have to file a claim against the Company alleging discrimination on the basis of age. Notwithstanding the foregoing, this Section 6 does not: • release the Company from any obligation expressly set forth in this Agreement or from any obligation, including without limitation obligations under the Workers Compensation laws, which as a matter of law cannot be released; • prohibit you from filing a charge with the Equal Employment Opportunity Commission (“EEOC”), the Massachusetts Commission Against Discrimination (“MCAD”), or any comparable state or local agency; • prohibit you from participating in an investigation or proceeding by the EEOC, MCAD, or any comparable state or local agency; or

• prohibit you from challenging or seeking a determination in good faith of the validity of this release or waiver under the ADEA and does not impose any condition precedent, penalty, or costs for doing so unless specifically authorized by federal law. Your waiver and release, however, are intended to be a complete bar to any recovery or personal benefit by or to you with respect to any claim whatsoever, including those raised through a charge with the EEOC or MCAD, except those which, as a matter of law, cannot be released. You acknowledge and agree that, but for providing this waiver and release, you would not be receiving the Consideration being provided to you under the terms of this Agreement. You further agree that should you breach this Section 6, the Company, in addition to any other legal or equitable remedy available to the Company, shall be entitled to recover any and all Consideration already provided to you pursuant to Section 2 of this Agreement. 7. ADEA Review and Revocation Period. It is the Company’s desire and intent to make certain that you fully understand the provisions and effects of this Agreement. To that end, you have been encouraged and given the opportunity to consult with legal counsel for the purpose of reviewing the terms of this Agreement. Also, because you are over the age of 40, and consistent with the provisions of the ADEA, which prohibits discrimination on the basis of age, the Company has attached hereto information regarding job titles and ages of other employees in your job classification or class of employees in your organization who are, and are not, eligible for the Consideration. The Company is also providing you with forty-five (45) days in which to consider and accept the terms of this Agreement (the “Review Period”) by signing below and returning it to Brad Dahms at brad.dahms@theseusrx.com. The parties agree that any modifications, material or otherwise, made to this Agreement do not and will not restart or affect in any manner whatsoever, the original forty-five (45) day Review Period already afforded to you. In addition, you may rescind your assent to this Agreement within seven (7) days after you sign it (the “Revocation Period”). To do so, you must deliver a notice of rescission to Brad Dahms at brad.dahms@theseusrx.com. To be effective, such rescission must be in writing and delivered to Brad Dahms within the Revocation Period at the email listed above. 8. Entire Agreement/Modification/Waiver/Choice of Law/Enforceability. You acknowledge and agree that, with the exception of the PIIA, which shall remain in full force and effect according to its and their terms unless otherwise expressly provided in this Agreement, this Agreement supersedes any and all prior or contemporaneous oral and/or written agreements between you and the Company, and sets forth the entire agreement between you and the Company. No variations or modifications hereof shall be deemed valid unless reduced to writing and signed by the parties hereto. The failure of the Company to seek enforcement of any provision of this Agreement in any instance or for any period of time shall not be construed as a waiver of such provision or the Company's right to seek enforcement of such provision in the future. This Agreement shall be deemed to have been made in the Commonwealth of Massachusetts, shall take effect as an instrument under seal within the Commonwealth of Massachusetts, and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of law principles. You agree that any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to its formation or breach, shall be commenced in the Commonwealth of Massachusetts in a court of competent jurisdiction, and you further acknowledge that venue for such actions shall lie exclusively in Massachusetts and that material witnesses and documents would be located in Massachusetts. 9. Taxation. Both you and the Company intend this Agreement to be in compliance with Section 409A of the Internal Revenue Code of 1986 (as amended). You acknowledge and agree, however, that the Company does not guarantee the tax treatment or tax consequences associated with any payment or benefit arising under this Agreement, including, without limitation, to consequences related to Code Section 409A. In the event any payments or benefits are deemed by the IRS to be non-compliant, this Agreement, at your option, shall be modified to the extent practicable, so as to make it compliant by altering the payments or benefits, or the timing of their receipt, provided that no such modification shall increase the Company’s obligations hereunder. 10. At-Will Employment. You acknowledge and agree that nothing in this Agreement alters the at-will nature of your employment. Nothing in this Agreement shall be construed, nor intended as, a promise of continued employment for any specific period. 11. Voluntary Agreement. You acknowledge that you have been given sufficient time and opportunity to consult with legal counsel of your choosing for the purpose of reviewing the terms of this Agreement. By executing this Agreement, you are acknowledging that you have been afforded sufficient time to understand the terms and effects of this Agreement, that your agreements and obligations hereunder are made voluntarily, knowingly and without duress, and that neither the Company nor its agents or representatives have made any representations inconsistent with the provisions of this Agreement. 12. Counterparts. This Agreement may be signed on one or more copies, each of which when signed will be deemed to be an original, and all of which together will constitute one and the same Agreement. This Agreement may be executed via transmission of electronic signature copies and/or in counterparts, each of which taken together shall be considered one instrument.

13. Severability. The provisions of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining provisions shall be enforced in full; provided that, if any provision of Section 6 of this Agreement is held unenforceable by any court of law, and you proceed with any Claim (within the scope of Section 6 above) against the Company (including the Company’s divisions, affiliates, parents and subsidiaries, and its and their respective officers, directors, employees, attorneys, agents and assigns) then you agree to return all money paid to you under Section 2 hereof, and the Company will be relieved from any further obligation to provide you with any further Consideration or any other form of consideration or compensation described in this Agreement. [signature page immediately follows]

If the foregoing correctly sets forth our understanding, please sign, date and return the enclosed copy of this Agreement to me within forty-five (45) days. Regards, Theseus Pharmaceuticals, Inc. By: /s/ Brad Dahms Brad Dahms CFO Confirmed and Agreed: /s/ Victor Rivera Victor Rivera